Exhibit 99.1

Jamba, Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2007

Emeryville, CA — (BUSINESS WIRE) — March 13, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported unaudited financial results for the fiscal fourth quarter and for the full 2007 fiscal year ended January 1, 2008. The Company’s financial statements include the results of its wholly owned subsidiary, Jamba Juice Company.

Company reports, for the 11 week fiscal fourth quarter of 2007 compared to the proforma 12 week fiscal fourth quarter of 2006 (1):

•	Total revenue increased 9.7% to $54.6 million from $49.7 million.

•	Company-owned comparable store sales decreased 3.3%. In California, company-owned comparable store sales decreased 4.7%; outside of California, company-owned comparable store sales increased 1.7%. (2)

•	31 new company-owned stores were opened, compared to 12 new company-owned stores in fiscal fourth quarter of 2006.

•

Net loss of $150.0 million compared to net income of $8.7 million. Included in the net loss for the fiscal fourth quarter of 2007 is a non-cash goodwill and other intangible assets impairment charge of $200.6 million ($157.1 million after tax) and a non-cash, derivative liability gain of $20.7 million associated with a change in the fair value of the Company’s warrants. Included in the net income for the fiscal fourth quarter of 2006 is a non-cash derivative liability gain of $15.0 million.

•	Diluted loss per share of $2.85 compared to diluted net income per share of $0.14.

Company reports, for the 51 week fiscal year 2007 compared to the proforma 52 week fiscal year 2006 (1):

•	Total revenue increased 17.9% to $317.2 million from $269.0 million.

•	Company-owned comparable store sales increased 0.5%. In California, company-owned comparable store sales decreased 1.3%; outside of California, company-owned comparable store sales increased 6.5%. (2)

•

99 new company-owned stores were opened, compared to 49 new company-owned stores in fiscal 2006, increasing the total number of stores in the system to 707, with 501 company-owned stores and 206 franchised stores.

•

Net loss of $113.3 million compared to net loss of $57.5 million. Included in the net loss for fiscal 2007 is a non-cash goodwill and other intangible assets impairment charge of $200.6 million ($157.1 million after tax) and a non-cash derivative liability gain of $59.4 million associated with a change in the fair value of the Company’s warrants. Included in the net loss for fiscal 2006 is a non-cash derivative liability loss of $57.4 million.

•	Diluted loss per share of $2.17 compared to a diluted loss per share of $1.11.

“2007 was a year of transition for Jamba. We continued to make the necessary investments required by being a new public operating company, and to accelerate the transition from a smoothie company to a healthy living brand,” said Paul Clayton, Jamba’s CEO. “While we are disappointed with certain financial results in fiscal 2007, we made significant progress in the implementation of our strategy that will position Jamba for the future. The economic environment has been challenging and has impacted our store-level economics. We expect the economic environment to continue to be challenging in 2008, thus we have decided to slow our growth of new company-store openings to enable us to focus on store-level performance. We remain confident that we have the right strategy in place to deliver on our brand promise, improve our financial performance, and increase shareholder value.”

ADDITIONAL RESULTS AND 2008 OUTLOOK

Company-Owned Comparable Store Sales (2)

For fiscal year 2008, we are forecasting full-year, company owned comparable store sales to be in a range between negative 2% and positive 2%.

Store-Level Cash Flow Margin

For purposes of evaluating operating performance, the Company uses a Store-Level Cash Flow Margin measurement. Store-level cash flow margin represents company-owned stores revenue less costs of sales, labor costs, occupancy costs, and store-level operating costs divided by company-owned stores revenue. The Store-Level Cash Flow Margin for fiscal 2007 was 13.5%. We believe that newer store Store-Level Cash Flow Margins improve as our new company-owned stores build sales volumes over time and gain efficiencies. We are also working on a number of supply chain projects to reduce costs and help offset commodity cost increases. In fiscal 2008, we are targeting Store-Level Cash Flow to modestly improve to greater than 14%.

Please see the reconciliation of Store-Level Cash Flow, a non-GAAP financial measure, to a GAAP financial measure in the table at the end of this release. Please also see “Use of Non-GAAP Financial Measures” at the end of this release.

General and Administrative Expense

General and administrative expense, including stock-based compensation expense, was 15.3% of total revenue for fiscal 2007. In fiscal 2008, the Company expects to leverage its G&A expense and has targeted G&A expense to be less than 13.0% of total revenue.

New Store Openings

Given the challenging economic conditions, which can impact our customer frequency of visit, and our focus on ensuring that our new initiatives are operationally executed at a high level, we believe it is prudent to moderate our capital spending. Due to these reasons, for fiscal 2008, the Company has reduced its targeted store growth to 45-55 company-owned stores and 35-45 franchise stores.

Fiscal 2007 Impairment Charges

In accordance with SFAS 142, “Goodwill and Other Intangible Assets,” the Company tested and concluded that impairment existed in its goodwill and other intangible assets, resulting in a non-cash impairment charge of $200.6 million which reflects the difference between the fair value and carrying value for goodwill and trademarks. We continue to believe in the growth and value of our business; however, according to current accounting convention, we are required to place significant emphasis on current stock trading values in performing our impairment assessment.

Liquidity and Capital Resources

The Company ended the fourth fiscal quarter with cash and cash equivalents of $23.0 million. For fiscal 2008, we expect to fund our development growth out of operating cash flow while maintaining a prudent cash position. The Company has received a commitment letter for a $25 million revolving line of credit and expects to close in March 2008.

Footnotes

(1)

The operating results for fiscal 2007 include the full year results of Jamba Juice Company, but Jamba Juice Company results in fiscal 2006 are only included for the period subsequent to November 29, 2006, the date the Company acquired Jamba Juice Company. Therefore, to facilitate an understanding of the Company’s trends and on-going performance, the fourth quarter and 52 week fiscal 2006 results have been presented herein on a proforma basis to give effect to the acquisition as if it had occurred at the beginning of fiscal 2006. A reconciliation of proforma amounts has been included at the end of this release.

(2)

Comparable store sales for 4Q07 are compared to the first 11 weeks of 4Q06, and for FY07 are compared to the first 51 weeks of FY06. Comparable store sales are calculated using sales of stores open at least 13 full fiscal periods.

Webcast and Conference Call Information

A conference call to review fourth quarter and fiscal 2007 results will be held on March 13, 2008 at 5:00 p.m. EDT. Participating on the call with be Steve Berrard, Chairman; Paul Clayton, CEO; and Don Breen, CFO. The conference call can be accessed live over the phone by dialing (888) 278-8469 or for international callers by dialing (913) 981-5531. A simultaneous web cast of the call will be available by visiting http://www.jamba.com. A replay will be available at 8:00 p.m. EDT and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the pin number is 7117254. The replay will be available until March 27, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE® is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of the end of Fiscal Year 2007, JAMBA JUICE had 707 stores, of which 501 were company-owned and operated. For the nearest location or a complete menu including new All Fruit™ and Functional smoothies, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s healthy Ready-To-Drink Smoothies and Juicies in grocery stores in 2008.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include our estimated company-owned comparable store sales for fiscal 2008, our target Store-Level Cash Flow margin for fiscal 2008, G&A leverage for fiscal 2008, new store openings for fiscal 2008, the growth and value of the Company’s business, the closing of the line of credit, and capital expenditures for fiscal 2008. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Don Duffy/Brian Prenoveau

203-682-8200

Media Contact:

Alecia Pulman

203-682-8200

Use of Non-GAAP Financial Measures

In this earnings release, conference calls, slide presentations or webcasts, the Company may use or discuss Store-Level Cash Flow Margins. We believe that Store-Level Cash Flow Margins are critical to our long-term success. Accordingly, we review Store-Level Cash Flow Margins as a key business metric, both within our system and as compared to our peers. Store-Level Cash Flow Margin is a non-GAAP financial measure. As compared to the nearest GAAP measurement for our Company, operating loss, Store-Level Cash Flow Margin represents Company stores revenue less cost of sales, labor costs, occupancy costs, and store operating expense as a percentage of Company store revenue. Not included in the calculation is depreciation and amortization, general and administrative expense, store pre-opening expense, other operating expense, goodwill impairment, and formation and operating costs. Store-Level Cash Flow Margin as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. The Company believes that Store-Level Cash Flow Margin is an important component of financial results because it is a widely used measurement within the restaurant industry to evaluate store-level productivity, efficiency, and performance. This non-GAAP measurement should not be used as a substitute for net income (loss), net cash provided by or used in operations or other financial data prepared in accordance with GAAP.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	January 1, 2008	January 9, 2007
Assets
Current assets:
Cash and cash equivalents	$23,016	$87,379
Restricted cash and investments	4,866	—
Receivables, net of allowances of $133 and $96	6,402	3,420
Inventories	3,582	2,356
Deferred income taxes	8,102	6,170
Prepaid taxes	5,814	1,980
Prepaid rent	3,261	1,880
Prepaid expenses and other current assets	1,607	1,583

Total current assets	56,650	104,768

Property, fixtures and equipment, net	128,516	85,305
Goodwill	—	94,162
Trademarks and other intangible assets, net	87,599	177,580
Other long-term assets	3,066	5,738

Total assets	$275,831	$467,553

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,141	$10,456
Accrued compensation and benefits	6,490	6,702
Workers’ compensation and health self-insurance reserves	4,746	3,917
Accrued jambacard liability	28,576	19,712
Litigation settlement payable	—	614
Other accrued expenses	8,277	4,749
Derivative liabilities	9,290	71,197

Total current liabilities	71,520	117,347

Deferred income tax	8,443	60,331
Deferred rent and other long-term liabilities	12,360	4,000
Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, and 52,637,131 and 51,881,616 issued and outstanding at January 1, 2008 and January 9, 2007	53	52
Additional paid-in-capital	352,184	341,256
Accumulated deficit	(168,729)	(55,433)

Total stockholders’ equity	183,508	285,875

Total liabilities and stockholders’ equity	$275,831	$467,553

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)	11 Week Period Ended January 1, 2008	12 Week Period Ended January 9, 2007	51 Week Period Ended January 1, 2008	52 Week Period Ended January 9, 2007
Revenue:
Company stores	$52,617	$22,064	$306,035	$22,064
Franchise and other revenue	1,959	1,051	11,174	1,051

Total revenue	54,576	23,115	317,209	23,115

Operating expenses:
Cost of sales	14,529	6,039	84,226	6,039
Labor costs	21,515	8,524	102,661	8,524
Occupancy costs	8,777	3,590	37,458	3,590
Store operating expense	9,265	4,222	40,449	4,222
Depreciation and amortization	4,981	1,878	19,168	1,878
General and administrative expense	10,787	6,195	48,384	6,195
Store pre-opening expense	1,879	285	5,863	285
Other operating expense	1,886	212	6,567	675
Goodwill and other intangible asset impairment	200,624	—	200,624	—

Total operating expenses	274,243	30,945	545,400	31,408

Loss from operations	(219,667)	(7,830)	(228,191)	(8,293)

Other income (expense):
Gain (loss) from derivative liabilities	20,673	15,015	59,424	(57,383)
Interest income	427	980	3,517	4,177
Interest expense	(26)	(71)	(181)	(71)

Total other income (expense)	21,074	15,924	62,760	(53,277)

Income (loss) before income taxes	(198,593)	8,094	(165,431)	(61,570)
Income tax benefit	48,625	2,728	52,135	2,544

Net income (loss)	$(149,968)	$10,822	$(113,296)	$(59,026)

Weighted-average shares used in the computation of earnings (loss) per share:
Basic	52,617,488	33,660,800	52,323,898	24,478,384
Diluted	52,617,488	41,297,832	52,323,898	24,478,384
Earnings (loss) per share:
Basic	$(2.85)	$0.32	$(2.17)	$(2.41)
Diluted	$(2.85)	$0.26	$(2.17)	$(2.41)

JAMBA INC. PROFORMA 2006

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 12 WEEK PERIOD ENDED JANUARY 9, 2007

(Unaudited)

(In thousands, except share and per share amounts)	12 Week Period Ended January 9, 2007	Pre-merger(1) Activity	Purchase Accounting		Proforma	% of Revenue
Revenue:
Company stores	$22,064	$25,396	$—		$47,460	95.4%
Franchise and other revenue	1,051	1,218	—		2,269	4.6

Total revenue	23,115	26,614	—		49,729	100.0

Operating expenses:
Cost of sales	6,039	6,874	—		12,913	27.2	(2)
Labor costs	8,524	8,968	—		17,492	36.9	(2)
Occupancy costs	3,590	3,610	359	(3)	7,559	15.9	(2)
Store operating expense	4,222	3,320	—		7,542	15.9	(2)
Depreciation and amortization	1,878	1,616	80	(4)	3,574	7.2
General and administrative expense	6,195	3,599	96	(5)	9,890	19.9
Store pre-opening expense	285	354	—		639	1.3
Other operating expense	212	20	416	(6)	648	1.3

Total operating expenses	30,945	28,361	951		60,257	121.2

Loss from operations	(7,830)	(1,747)	(951)		(10,528)	(21.2)

Other income (expense):
Gain from derivative liabilities	15,015	—	—		15,015	30.2
Interest income	980	13	6	(7)	999	2.0
Interest expense	(71)	(130)	(64	)(8)	(265)	(0.5)

Total other income (expense)	15,924	(117)	(58)		15,749	31.7

Income (loss) before income tax	8,094	(1,864)	(1,009)		5,221	10.5
Income tax benefit	2,728	318	404	(9)	3,450	6.9

Net income (loss)	$10,822	$(1,546)	$(605)		$8,671	17.4%

Weighted-average shares used in the computation of earnings (loss) per share:
Basic	33,660,800		18,219,815	(10)	51,880,615
Diluted	41,297,832		18,536,108	(10)	59,833,940
Earnings (loss) per share:
Basic	$0.32				$0.17
Diluted	$0.26				$0.14

Notes

(1)	Pre-merger activity represents results of operations of Jamba Juice Company from October 18, 2006 to November 28, 2006.
(2)	Percent of Company Store revenue.
(3)	Adjustment to include the effect of the acquisition write off of deferred rent balances.
(4)	Adjustment to include the effect of the amortization of acquisition related intangible assets.
(5)	Adjustment to include the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted, net of transaction costs expensed by Jamba Juice Company.
(6)	Adjustment to include the effect of acquisition write down of our jambacard liability.
(7)	Adjustment to include effect of interest income from purchase transaction.
(8)	Adjustment to include effect of interest expense from purchase transaction.
(9)	Tax effect of purchase accounting.
(10)	Adjustment to include the effect of common stock issued and options rolled over in connection with the purchase transaction.

JAMBA INC. PROFORMA 2006

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 52 WEEK PERIOD ENDED JANUARY 9, 2007

(Unaudited)

(In thousands, except share and per share amounts)	52 Week Period Ended January 9, 2007	Pre-merger(1) Activity	Purchase Accounting		Proforma	% of Revenue
Revenue:
Company stores	$22,064	$236,210	$—		$258,274	96.0%
Franchise and other revenue	1,051	9,720	—		10,771	4.0

Total revenue	23,115	245,930	—		269,045	100.0

Operating expenses:
Cost of sales	6,039	60,346	—		66,385	25.7 (2)
Labor costs	8,524	75,254	—		83,778	32.4 (2)
Occupancy costs	3,590	25,759	1,556	(3)	30,905	12.0 (2)
Store operating expense	4,222	26,622	—		30,844	11.9 (2)
Depreciation and amortization	1,878	11,951	617	(4)	14,446	5.4
General and administrative expense	6,195	28,753	370	(5)	35,318	13.1
Store pre-opening expense	285	2,402	—		2,687	1.0
Other operating expense	675	5,115	2,084	(6)	7,874	2.9

Total operating expenses	31,408	236,202	4,627		272,237	101.2

Income (loss) from operations	(8,293)	9,728	(4,627)		(3,192)	(1.2)

Other income (expense):
Loss from derivative liabilities	(57,383)	—	—		(57,383)	(21.3)
Interest income	4,177	140	(618	)(7)	3,699	1.4
Interest expense	(71)	(1,010)	903	(8)	(178)	(0.1)

Total other income (expense)	(53,277)	(870)	285		(53,862)	(20.0)

Net income / (loss) before income tax	(61,570)	8,858	(4,342)		(57,054)	(21.2)
Income tax benefit (expense)	2,544	(4,685)	1,737	(9)	(404)	(0.2)

Net income (loss)	$(59,026)	$4,173	$(2,605)		$(57,458)	(21.4)%

Weighted average shares used in the computation of earnings (loss) per share:
Basic	24,478,384		27,401,757	(10)	51,880,141
Diluted	24,478,384		27,401,757	(10)	51,880,141
Earnings (loss) per share:
Basic	$(2.41)				$(1.11)
Diluted	$(2.41)				$(1.11)

Notes

(1)	Pre-merger activity represents results of operations of Jamba Juice Company from January 11, 2006 to November 28, 2006.
(2)	Percent of Company Store revenue.
(3)	Adjustment to include the effect of the acquisition write off of deferred rent balances.
(4)	Adjustment to include the effect of the amortization of acquisition related intangible assets.
(5)

Adjustment to include the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted, net of reversal of transaction costs expensed by Jamba Juice Company.

(6)	Adjustment to include the effect of acquisition write down of our jambacard liability.
(7)	Adjustment to include effect of interest income from purchase transaction.
(8)	Adjustment to include effect of interest expense from purchase transaction.
(9)	Tax effect of purchase accounting.
(10)	Adjustment to include the effect of common stock issued in connection with the purchase transaction.

JAMBA, INC.

RECONCILIATION OF GAAP TO STORE LEVEL OPERATING INCOME AND

STORE LEVEL CASH FLOW MARGIN

FOR THE 51 WEEK PERIOD ENDED JANUARY 1, 2008*

(Unaudited)

(In thousands)
GAAP loss from operations	$(228,191)

Franchise and other revenue	(11,174)
Depreciation and amortization	19,168
General and administrative expense	48,384
Store pre-opening expense	5,863
Other operating expense	6,567
Goodwill and other intangible asset impairment	200,624

Store level operating income	$41,241

Company store revenue	$306,035

Store level cash flow margin	13.5%

*	See accompanying disclosure regarding use of non-GAAP financial measures.